Private and confidential

The Directors
Centurion Gold Holdings, Inc
12 Main Reef Road
PO Box 2206
Primrose 1416
REPUBLIC OF SOUTH AFRICA


26 July 2005


Dear Sirs,

Centurion Gold Holdings, Inc

Further to our recent discussions we are writing to set out the terms which have been agreed between us and upon which Minmet Plc (Bidder) is prepared to make an offer (Offer) to acquire the entire issued and to be issued share capital of Centurion Gold Holdings, Inc (Target)

Bidder believes that the acquisition of Target will be in the best interests of the shareholders of Bidder and Target having regard to the fact that acceptance of the Offer by Target will result in consolidation of assets, economies of scale, reduction in costs and overhead, synergy in skills, cash resources to enable implementation of commercial strategy and value accretion generally.

Bidder has formed a firm intention to make an offer and this letter should be regarded as a firm intention to make an offer for the purposes of the City Code on Takeovers and Mergers (Code).

1.    OFFER

1.1 Bidder is prepared to offer 60 cents for each existing and fully paid ordinary share in the capital of Target and any further such shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or such earlier date as Bidder may, subject to the Code, decide).

1.2 This price values Target before dilution for warrants and convertible loans at approximately US$88.8 million and represents a premium of 100% to the closing price of 30 cents per share on 22 July 2005.

1.3 This price values Target on a fully diluted basis after dilution for warrants and convertible loans at approximately US$151.5 million.

1 4 The price will be satisfied by the issue and allotment of fully paid ordinary shares in the capital of the Bidder ranking pari passu with the existing shares in issue

1.5 The price at which the new ordinary share in Bidder will be issued will be the average mid market price of the share of the Bidder during the 3 working days immediately before the issue of the Offer

1.6 It is proposed that there will be a consolidation of the Bidders shares to be approved by shareholders at a forthcoming General Meeting of the Bidder

2.    TARGET WARRANTS AND CONVERTIBLE LOANS

The Offer will also be extended to holders of warrants and convertible loans over Target shares once clarification of the terms and the prices of the warrants have been established during the due diligence process referred to below the Bidder will be able to clarify precise terms to be incorporated in the Offer

2.1 Relevant Warrants and Convertible Loans detailing and explaining dilution based on the latest SB2 registration statement filed with the Securities and Exchange Commission are as follows:

2.2   Warrants options;

           Fund                    No of Shares         Exercise Price US$ cents         Proceeds US$
Laurus                               3,750,000                    0.34                     1,275,000

Avalon                               2,750,000                    0.01                      27,500

Avalon                               4,166,666                    0.34                     1,250,000

Argyll                              23,000,000                    0.275                    6,325,000

Directors                            2,100,000                    0.30                      630,000

Total Net Cash to Centurion         35,766,666                                             9,507,500

2.3   Convertibles

Fund                       No of Shares              Exercise Price             Proceeds US$
Laurus                     10,000,000                0.30                       3,000,000

Laurus                     29,411,764                0.34                       10,000,000

Avalon                     8,333,333                 0.30                       2,5000,000

Avalon                     20,000,000                0.30                       5,000,000

Total Net Cash to          67,745,097                                           20,500,000
Centurion

3.    CONDITIONS AND TERMS

The Offer will be conditional upon the following having occurred:

3.1 Satisfactory completion of the Bidder's due diligence, which shall include specifically confirmation of the enforceability of the warrants and convertible loans with Laurus Fund, Avalon and Argyle enabling Target to raise cash resources in the sum of at least $8m with a target of $15m and commercial, accounting, legal, regulatory, taxation, employment or other investigations (necessitating access to Target's legal advisers and accountants and discussions with management) that Bidder determines are necessary.

3.2 Bidder receiving appropriate valuations of Target's mineral reserves from a duly authorised valuer.

3.3 Bidder having received, in a form satisfactory to the Bidder, irrevocable undertakings to accept the Offer from each director of Target who is interested in Target shares in respect of their legal interests, and the legal interests of their family members, in Target shares and the Target directors using reasonable endeavours to obtain such undertakings in respect of their other beneficial holdings (including shares in trust).

3.4 Bidder having received signed irrevocable undertakings to accept the Offer from Daros Trust, Daros Limited, Hollandche Trust, Blue Dove Trust and Zermatt Trust and Argyle covering a total of 127 million shares in Target comprising in excess of 50% of the possible fully diluted share capital of the Target..

3.5 The board of Target, having been so advised by its financial advisers, Avalon International Inc, agreeing unanimously to recommend the Offer to the shareholders (other than those shareholders who give Irrecoverable Undertakings to accept the Offer) of Target.

3.6 Bidder and Target agreeing the form of mutual press announcements relating to the Offer to be made pursuant to Rule 2.5 of the Code and any relevant regulations of Nasdaq and/or the Securities Exchange Commission.

3.7 The conditions to the Offer being in a form satisfactory to the Bidder. It is proposed that the conditions will be in the usual form for a transaction of this type. Specifically the Offer will be conditional upon enforceability and delivery of the warrants and convertible loans raising a minimum of $15m referred to in paragraph 2 1 above.

3.8 There having occurred no material adverse change in the financial or trading position, profits or prospects of any member of the Target and its subsidiaries (Group) since 31 March 2005 and Target confirming the same to Bidder.

3.9 Target not having undertaken any material corporate activity (including but not limited to distributions, acquisitions or disposals, material commercial agreements) since 31 March 2005 other than those already disclosed and Target confirming the same to Bidder.

      The formal Offer itself will be subject to terms in the normal form.

4.    TIMETABLE

4.1 Following issue of the Offer the timetable will conform to the Code and any rules and regulations of Nasdaq and/or the Securities Exchange Commission

4.2 Following your agreement to the terms of this letter Bidder will instruct its management and advisers to commence the due diligence exercise and use its reasonable endeavours to complete its due diligence investigations by 31 August 2005.

4.3 Target agrees that it will afford Bidder and its advisers, at all reasonable times and upon reasonable notice, access to the Group and to such information as the Bidder requires in connection with its due diligence exercise and the preparation of the documentation for the Offer

4.4 Bidder intends to post the offer document to Target shareholders as soon as possible following completion of satisfactory due diligence.

5.    MANAGEMENT

The Board structure of the enlarged group following completion of the Offer will include two members of the Target Board namely Dale Paul who will be appointed as Chief Executive Officer and Arthur Johnson who will be appointed as a non-executive director

6.    PRESENTATIONS

Bidder and Target will agree the form of the announcement and presentations on the Offer to be given to investors, media and employees.

7.    GENERAL

7.1 Bidder reserves the right to revise or revoke its intention to make the Offer, or the terms on which the Offer may be made, in the light of new information released publicly or disclosed to Bidder as part of the due diligence process.

7.2   This letter and its contents are strictly confidential.

7.3 All correspondence or enquiries in connection with this letter should be directed exclusively to Michael Neville and Michael Nolan care of the Bidder Michael Neville's contact details are +44 7775 606175 and mneville@dialpipex.com, Michael Nolan's contact details are + 353 1 661 3309 and michael.nolan@minmet.ie.

7.4 Please indicate Target's agreement with and acceptance of the terms of this lettes by signing and returning the enclosed copy to Michael Neville

Yours faithfully,

/s/ Michael H Nolan

Michael H Nolan
CEO
for and on behalf of Minmet PLC


Agreed and Accepted on
behalf of Centurion Gold Holdings, Inc.

By /s/ Dale Paul

Dale Paul, CEO